SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549


                            FORM 8-K

       Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934


Date of Report:   March 6, 1998


                      WESTVACO CORPORATION
     (Exact name of registrant as specified in its charter)


  DELAWARE                    1-3013                       13-1466285
(State or other             (Commission                 (I.R.S. Employer
 jurisdiction                File Number)                Identification No.)
 of incorporation)


     299 PARK AVENUE, NEW YORK, NEW YORK             10171
  (Address of principal executive offices)         (Zip Code)





                             (212) 688-5000
                     Registrant's telephone number


ITEM 5.    OTHER EVENTS

The following news release was issued March 5, 1998:

WESTVACO ENVELOPE DIVISION EMPLOYEES RATIFY NEW CONTRACT

NEW YORK, NY, March 5, 1998 -- Employees at six Westvaco Envelope Division locations today ratified a new three-year contract, ending a strike that began at midnight on February 4. The striking employees are scheduled to return to work on Friday, March 6.
      The strike involved Envelope Division plants in Atlanta, GA; Dallas, TX; Enfield, CT; Indianapolis, IN; Kenosha, WI; and Springfield, MA. Envelope Division plants in Los Angeles, CA, and Williamsburg, PA, the division's eight regional print centers and its Western Service Center in Sparks, NV, were not affected by the job action.
      "We are pleased with the contract ratification and welcome our employees back to work," said Richard J. Smith, Westvaco Vice President and Envelope Division Manager. "It is time to put this experience behind us and focus together on delivering the highest quality products and services to our customers."
      The contract accepted by the union is similar to a contract offer made on February 4 and rejected on February 9. Salary provisions and language allowing random drug testing of all employees were not changed. Contract modifications included changes in language about overtime and the addition of a retiree life insurance policy for new employees in exchange for eliminating retiree medical insurance for new employees.
      Mr. Smith said that during the strike the division supported its customers by operating the affected plants with supervisory and salaried personnel and by increasing production at the facilities not involved in the job action.
      Negotiations on a new contract began early last September. The old agreement expired on September 30, but employees continued to work under the old agreement until the strike began. The 840 hourly workers at the six locations are represented by the United Paper Workers International Union.
      Headquartered in New York, NY, Westvaco is a major producer of paper, envelopes, packaging and specialty chemicals. The company owns 1.5 million acres of timberlands in the United
States and Brazil and has manufacturing facilities in those two countries as well as the Czech Republic. International business accounts for approximately 25 percent of Westvaco's annual sales and the company has customers in more than 70 countries.
      Westvaco's Envelope Division is headquartered in Springfield, MA. The division makes envelopes for business, direct mail and personal uses and is one of the largest manufacturers of envelopes in the world.


Additional comments not included in the news release:
The strike will have an adverse effect on earnings for the second quarter of 1998. While the company currently estimates the strike will reduce earnings by a range of $0.05 to $0.07 per share (basic and diluted), the full impact cannot be determined until normal operations are restored.




                           SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WESTVACO CORPORATION

Dated:  March 6, 1998
                                    By
                                       /s/John W. Hetherington
                                       Vice President, Assistant
                                        General Counsel and
                                        Secretary